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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                           OF 1934


  Date of Report (Date of earliest event reported):
                   December 2, 1999

                 COMMUNITY NATIONAL CORPORATION

     (Exact name of registrant as specified in its charter)


    TENNESSEE             0-23411              62-1700975
_________________        ___________      _____________________
(State or other         (Commission           (IRS Employer
jurisdiction of         File Number)      Identification Number)
incorporation)



19 Natchez Trace Drive, Lexington, Tennessee           38351
_____________________________________________________________
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:(901)968-6624
________________________________________________________________

                              N/A
  _____________________________________________________________
  (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

     On December 2, 1999, Community National Corporation ("Community") signed a definitive merger agreement with Community National Bancorp, Inc. ("Bancorp"). Bancorp is a newly-formed entity, organized to facilitate the acquisition of Community by a group of individuals, some of whom are currently shareholders of Community (the "Investor Group"). Under the terms of the agreement, Bancorp will merge with and into Community. Each share of Bancorp common stock will be exchanged for one share of Community common stock. Community shareholders who are members of the Investor Group will retain their shares of Community stock. Shareholders of Community who are not members of the Investor Group will receive $14.75 in cash per share of Community stock. It is anticipated that shareholders holding approximately 471,000 shares of Community stock will receive cash in the transaction, resulting in aggregate cash consideration of approximately $7 million. It is also anticipated that the transaction will result in the surviving company being a privately-held corporation, no longer subject to Securities and Exchange Commission reporting
requirements under the Securities Exchange Act of 1934.   The
merger is expected to close by the end the first quarter of 2000 subject to various conditions, including approval by Community's stockholders and approval by Community's regulators. The combined company's operations will remain based in Lexington, Tennessee. Community National Bank of Tennessee, Community's wholly owned banking subsidiary, will continue to operate in its present locations under the Community Bank name.

     The foregoing description of the merger agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the merger agreement attached hereto as Exhibit 2.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS.

       (c)  Exhibits:

      2.1   Agreement and Plan of Merger dated as of December 2,
            1999 by and among Community National Bancorp, Inc.
            and Community National Corporation and Community
            National Bank of Tennessee.

      99.1  Press Release Dated December 2, 1999 Announcing
            Definitive Merger Agreement by Community National
            Bancorp, Inc. and Community National Corporation.


                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL CORPORATION

Dated:  December 7, 1999

                 /s/ Arba M. Taylor
                 -------------------------
                 Arba M. Taylor
                 Chairman

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                       EXHIBIT INDEX


  Exhibit                     Description
  -------                     -----------

    2.1                Agreement and Plan of Merger dated
                       as of December 2, 1999 by and among
                       Community National Bancorp, Inc. and
                       Community National Corporation and
                       Community National Bank of Tennessee

   99.1                Press Release Dated December 2, 1999
                       Announcing Definitive Merger Agreement by
                       Community National Bancorp, Inc. and
                       Community National Corporation